UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 28, 2010

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

OGE Energy Corp. is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 779,000 customers in Oklahoma and western Arkansas, and Enogex LLC and its subsidiaries, a midstream natural gas pipeline business with principal operations in Oklahoma.

As previously disclosed, OG&E signed memoranda of understanding in February 2010 for approximately 197.8 megawatts (“MW”) of wind turbine generators and certain related balance of plant engineering, procurement and construction services associated with the Crossroads wind project (“Crossroads”) located in Dewey County, Oklahoma.  OG&E will build, own and operate the wind farm, if approved by the Oklahoma Corporation Commission (“OCC”).  In April 2010, OG&E filed an application with the OCC requesting pre-approval of Crossroads and a rider to recover from Oklahoma customers the costs to construct Crossroads.

On June 28, 2010, OG&E reached a settlement agreement with all the parties to the OCC consideration of OG&E’s application for pre-approval of the Crossroads wind project and a recovery rider.  The settlement agreement, which is subject to approval by the OCC, contains, among others, the following terms:

•	Authorization for OG&E to begin recovering the costs of Crossroads through a rider mechanism that will be effective until new rates are implemented after OG&E’s 2013 general rate case;
•
Continued utilization of a return on equity previously approved by the OCC for other various recovery riders, subject to adjustment in the future to reflect the return on equity authorized in subsequent general rate cases;

•
OG&E’s capital costs for which it is entitled recovery (“Capped Investment Amount”) shall not exceed the lesser of: 1) $389 million as adjusted for the Krone/Dollar exchange rate on the date of the OCC order approving the settlement agreement plus a variance which does not exceed three percent of that amount; or 2) the Maximum Stipulated Cost as described below;

•
To the extent OG&E’s total investment in Crossroads exceeds the Capped Investment Amount, OG&E shall be entitled to offer evidence and seek to establish that the excess above the Capped Investment Amount was prudently incurred and should be included in OG&E’s rate base.  Neither the settlement agreement nor any of the provisions thereof shall become effective in the event the Capped Investment Amount is more than $416.2 million (“Maximum Stipulated Cost”) on the date of a final OCC order approving this settlement agreement;

•
If the three-year rolling average of Crossroads megawatt-hours (“MWH”) of production (including a credit for energy not produced due to curtailments or other events caused by system emergencies, force majeure events, or transmission system issues) falls below 712,844 MWHs, OG&E shall file testimony demonstrating the appropriate operation of Crossroads as part of its fuel cost recovery filing; and

•
OG&E has the opportunity to expand Crossroads by an additional 29.7 MWs (12 additional turbines).  If the pending Southwest Power Pool interconnection study concludes on or before September 1, 2010, that these additional turbines can be interconnected at incremental costs below $4.7 million, the costs and associated recovery for these additional turbines shall be included in the Crossroads rider, and the Capped Investment Amount, Maximum Stipulated Cost and the three-year rolling average of MWH production will be adjusted accordingly.

For additional information on the terms of the settlement, see the Settlement Agreement, which is filed as Exhibit 99.01 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Copy of Settlement Agreement dated June 28, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

July 1, 2010